                                                                EXHIBIT 10-CC(7)

                         MEMC ELECTRONIC MATERIALS, INC.
                             STOCK OPTION AGREEMENT

                                     (Date)

(Name)
(Location)

     This letter describes the terms of the grant by MEMC Electronic Materials, Inc. (the "Company") to you of nonqualified stock options (the "Options") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), under the Company's 1995 Equity Incentive Plan, as amended and restated effective December 6, 1999 (the "Plan"). The Company is granting these Options to you in recognition of your valuable services to the Company and to facilitate your participation in the Company's success.

     Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Plan. This letter, the Options and the Common Stock issued upon the exercise of the Options shall be controlled by the terms of the Plan, the terms of which are incorporated by reference into this letter. In the event of any conflict or inconsistency between the Plan and this letter, the Plan will govern.

     Before we describe how the Options work, it is important that you know that none of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. Therefore, during your lifetime, an Option shall be exercisable only by you or by your guardian or legal representative. Each permitted transferee of an Option shall, as a condition of the transfer thereof, execute an agreement pursuant to which it shall agree to comply with the terms of this letter.

     1. Grant of Options. You are hereby granted the number of Options shown on Exhibit A, attached to this letter. These Options are effective as of (Date of Grant), the "Date of Grant." Each such Option will entitle you to purchase upon payment of the Exercise Price, one share of Common Stock. The decision to use an Option to purchase a share of Common Stock will be referred to in this letter as "exercising an option." The "Exercise Price" shall be the amount shown on Exhibit A, which was the Fair Market Value, as defined in the Plan, of a share of Common Stock on (Date of Grant).

     The Options granted pursuant to this letter shall be non-qualified stock options, which are not qualified under Section 422 of the Code.

     2. Terms and Conditions of Options. The Options granted under this letter have the following terms and conditions:

          (a) Vesting. Of the total number of Options granted to you by this letter, you will have the right to exercise 25% of them (i.e. 25% will vest) on the first anniversary of the Date of Grant and an additional 25% on each anniversary of the Date of Grant thereafter, such that by the fourth anniversary of the Date of Grant, you will have the right to exercise all (100%) of them (i.e. 100% will be vested). If a Change in Control occurs (except as the Compensation Committee of the Board of Directors of the Company (the "Committee"), as constituted immediately prior to such Change in Control, may otherwise determine in its sole discretion) any Options then outstanding (other than any Option granted within six months of such Change in Control) will become fully exercisable as of the date of the Change in Control.

          (b) Option Period. The Options will not be exercisable after the tenth anniversary of the Date of Grant, and may be subject to earlier termination as described below and in the Plan.

          Upon termination of your employment with the Company and its Subsidiaries for reasons other than your death, Disability or Retirement you (or your estate) may exercise any Option to the extent exercisable on the date of termination within the sixty day period after such a termination of employment (but never later than the tenth anniversary of the Date of Grant). Any Options which have not yet vested at the time of termination of your employment shall terminate and be cancelled (except as the Committee may otherwise determine in its sole discretion). Also, any Options not exercised within sixty days after such a termination of employment shall terminate and be cancelled.

          Upon termination of your employment with the Company and its Subsidiaries on account of your death, Disability or Retirement, all Options shall vest and you (or your Beneficiary) may exercise any or all Options within the three year period after such a termination of employment (but never later than the tenth anniversary of the Date of Grant); provided, however, that in the event of Retirement or Disability, no Option may be exercised until at least six months after its Date of Grant. From time to time, on a form acceptable to the Committee or its delegate, you may designate any person or persons (concurrently, contingently or successively) to whom the Options shall be transferred in the event that you die before you exercise the Options. A beneficiary designation form shall be effective only when the form is signed by you and filed in writing with the Company while you are alive, and shall cancel all beneficiary designation forms that you previously signed and filed. If no Beneficiary is so designated, your Beneficiary shall be the same as designated by you under the Company's group life insurance plan. If you have not designated a Beneficiary under the Company's group life insurance plan, your Beneficiary shall be your estate or the distributees thereof.

          For purposes of this paragraph, "Retirement" shall mean the termination of your employment with the Company after you attain sixty-five years of age, or after you attain fifty-five years of age and after completing 10 years of service.

          Notwithstanding anything to the contrary in this letter, in the event of your termination of employment with the Company and its Subsidiaries for Cause (as defined below), all Options, whether or not vested, shall be cancelled and no longer exercisable as of the date of such termination.

          Termination for "Cause" shall mean termination of your employment because of:

               (i) any act or omission that constitutes a material breach of any of the material obligations of any employment agreement that you may have with the Company or any of its Subsidiaries (other than by reason of your death or Disability);

               (ii) the continued failure or refusal of you to perform the material duties required of you as an employee of the Company or any of its Subsidiaries (other than by reason of your death or Disability);

               (iii) any willful material violation by you of any law or regulation applicable to the business of the Company or any of its Subsidiaries, or your conviction of a felony, or any willful perpetration by you of a common law fraud; or

               (iv) any other willful misconduct by you which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries.

          (c) Exercising Options. You may exercise any or all vested Options by notifying the Company in writing that you wish to exercise your Options and accompanying the written notice (as described in paragraph 4 below) with the payment for the Common Stock you are purchasing with such Options. Payment must be equal to the total number of Options that you wish to exercise, multiplied by the Exercise Price.

          Payment may be made in cash, certified or bank check, note or other instrument acceptable to the Committee. Payment may also be made in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Option) at least equal to such full or partial payment. Common Stock used to pay the Exercise Price may be shares that you already own, or the Company may withhold shares of Common Stock that you would otherwise have received upon exercise of the Option. You also may exercise a Option through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, provided that the conditions described in Section 8(f) of the Plan are satisfied.

          If you are subject to Section 16 of the Exchange Act, you shall have the unfettered right (but not the obligation) to pay the exercise price in full or in part in shares of Common Stock in accordance with Section 8(i) of the Plan.

          The date of exercise will be the date that all of the requirements above, as well as the requirements in 2(e) below, are met. No certificate showing the Common Stock purchased under such Option will be issued to you under 2(f) below until all of these requirements are met.

          (d) Shareholder Rights. You will have no rights as a shareholder with respect to any shares of Common Stock purchased upon the exercise of an Option until a certificate or certificates for such shares is issued to you making you the "holder of record" of such shares. Other than under Sections 13(b) and 13(c) of the Plan, no adjustment will be made for dividends or distributions or other rights related to any share for which the date of such dividend or distribution is prior to the date on which you will become the holder of record of the shares.

          (e) Limitation on Exercise. Notwithstanding the other provisions of this letter, an Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Stock subject to such Option and such Common Stock will have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration, qualification and status is not required as a result of the availability of an exemption from such registration, qualification, and status under such laws.

          (f) Issuance of Certificate. As soon as practicable following the exercise of any Options, subject to the tax withholding provisions of
     Section 3(b), a certificate showing the number of shares of Common Stock issued in connection with such exercise will be issued in your name.

     3. Miscellaneous.

          (a) No Rights to Grants or Continued Employment. You will not have any claim or right to receive future grants under the Plan. Nothing in the Plan or in this letter will give you any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate your employment at any time, with or without cause.

          (b) Tax Withholding. If the Company is required by any government entity to withhold an amount from your wages as a result of any grant or exercise of Options pursuant to this letter, the Company will not be required to deliver a stock certificate to you until you pay to the Company the amount required to be withheld from your wages with respect to such event. Payment of such amount may be in cash, withholding from other compensation or in shares of Common Stock with a Fair Market Value equal to such payment. Common Stock used to pay the withholding amount may be shares that you already own, or shares of Common Stock that you would otherwise have received upon the exercise of the Option.

          If you are subject to Section 16 of the Exchange Act, you shall have the unfettered right but not the obligation to direct and compel the Company to withhold, or to accept from you, such number of shares of Common Stock as is necessary to pay in whole or in part your withholding tax obligation, in accordance with Section 16(a)(i) of the Plan.

          (c) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this letter will affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any corporate changes described in Section 13 of the Plan.

     4. Notices. All notices and other communications discussed in this letter will be in writing and will be delivered by hand or sent by mail addressed, if to you, to your attention at the mailing address that you will have specified to the Company in writing and, if to the Company, to it at 501 Pearl Drive, St. Peters, Missouri 63376, Attention: Chief Financial Officer. All such notices will be conclusively deemed to be received and will be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

     5. Entire Letter; Governing Law. This letter and the Plan represent the entire understanding between you and the Company and supersede all prior understandings relating to the subject matter of this letter. This letter will be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to conflicts of law principles.

                                    MEMC Electronic Materials, Inc.


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------



                                    Exhibit A

      MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan as Amended
                       Stock Option Award Letter Agreement

                                     (Date)



Participant Name:

Number of Options:

Exercise Price: